UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

SOUL BIOTECHNOLOGY CORP.

(Name of Registrant As Specified In Its Charter)

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SOUL BIOTECHNOLOGY CORP.

(234 E. Beech St. Long Beach, New York 11561)

NOTICE OF MAJORITY SHAREHOLDER’S ACTION

September 15, 2023

To the Stockholders of Soul Biotechnology Corp.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Soul Biotechnology Corp., a Nevada corporation (the “Company”), in connection with a change of the name of the Company back to Adorbs Inc. (the “Name Change”). On September 14, 2023, 102162963 SASKATCHEWAN LTD. (“102162963,” or the “Majority Shareholder”), who owned 60.146% of the then issued and outstanding shares of the Company, voted in favor of the Name Change. On September 14, 2023, the Board of Directors of the Company approved the Name Change, subject to Stockholder approval. The Majority Stockholder approved the Name Change by written consent in lieu of a meeting on September 14, 2023. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change and the. The Name Change will become effective upon filing an amendment with the State of Nevada, which amendment shall not be filed before twenty (20) days following the mailing of the Definitive Information Statement to shareholders of record on September 25, 2023.

The Company common shares are voting. There are currently 700,000,000 shares of common stock authorized and 700,000,000 shares of common stock issued and outstanding. These shares are held by 102162963 and another 45 shareholders (approximate).

Any actions to be taken following the Increase shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to Company shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters.
The accompanying Information Statement is provided solely for your information.

By order of the members of the Board of Directors:

Rachel Martinuik

Dated: September 15, 2023

INFORMATION STATEMENT

OF

SOUL BIOTECHNOLOGY CORP.

(Preliminary)

THIS SCHEDULE 14-C INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

FRANCHISE HOLDINGS INTERNATIONAL, INC.

YOU ARE REMINDED WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Soul Biotechnology Corp., a Nevada corporation (the “Company”), in connection with the contemplated corporate name change, 102162963 SASKATCHEWAN LTD. (“102162963,” or the “Majority Shareholder”), which holds 360,000,000 shares of common stock--or 60.146%--of the outstanding 598,545,644 common shares on the date of the shareholder’s written consent) approved the name change back to Adorbs Inc., by written consent on September 14, 2023, following resolutions to that effect adopted by the Board of Directors of the Company on that date. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this contemplated Increase in authorized before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about September 25, 2023. The Name Change will become effective at such future date as determined by the new Board of Directors, but in no event earlier than the 20 days after this Information Statement is mailed or furnished to Company shareholders.

[Balance of Page Intentionally Left Blank.]

ACTION I NAME CHANGE

CHANGE THE NAME OF THE COMPANY TO SOUL BIOTECHNOLOGY CORPORATION.

GENERAL

The Board approved a resolution to change the name of the Company back to Adorbs Inc. (the “Name Change”).

PURPOSE AND MATERIAL EFFECTS OF THE NAME CHANGE

The Board of Directors has taken this action to allow the Company to complete its application for DTC eligibility.

The Name Change will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to broaden the scope of its name recognition and enhance shareholder value.

As discussed above, the Name Change was the subject of a majority vote by the Board of Directors approving the Name Change. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a Name Change.

The main purpose of completing this Name Change is to allow the Company to complete its application for DTC eligibility.

SUMMARY OF NAME CHANGE

Below is a brief summary of the Name Change:

The name of the Company shall be amended back to Adorbs Inc.

This action has been approved by the Board and the written consents of the holder of the majority of the outstanding voting power of the Company.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about September 25, 2023. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse any brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the common stock. This Information Statement is being furnished by the Company and is available on www.sec.gov.

The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Increase be used as a type of antitakeover device.

INFORMATION REGARDING THE COMPANY

Soul Biotechnology Corporation, f/k/a Adorbs Inc. (“Soul” or the “Company”) is a Nevada corporation. Adorbs was formerly a developmental stage corporation formed to provide organic children’s clothing designed to be cute, comfortable, and trendy. The Company was incorporated under the laws of the State of Nevada on October 18, 2017. On that date, the Company was authorized to issue 75,000,000 shares of common stock at $0.001 par value.

On February 10, 2022, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canadian corporation, Nichol Martinuik (“Martinuik”) and Rachel Martinuik (“R. Martinuik”), the sole officers, directors, and shareholders of MySpray, Qatar Consulting Inc. & Company (“Qatar”), Broadway Creative Consultants Corp. (“Broadway”), and David Lazar (“Lazar”), as the sole officer and director of the Company and the managing member of Activist Investing LLC (“Activist”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of MySpray was exchanged for (i) 51,110,500 shares of common stock of the Company at the Closing, and (ii) an additional 569,889,500 shares of common stock of ADOB, to be issued upon the increase in authorized shares of common stock of ADOB to 700,000,000, each of which is to be issued to Martinuik, R. Martinuik, Qatar, Broadway, and Activist, pro-rata, in accordance with the Share Exchange Agreement. The former stockholders of MySpray will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby MySpray is the accounting acquirer.

Immediately after completion of such share exchange, the Company will have a total of 644,889,500 issued and outstanding shares, with authorized share capital for common share of 700,000,000.

Consequently, the Company has ceased to fall under the definition of a shell company as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and MySpray is now a wholly-owned subsidiary.

On May 5, 2022, the Company filed a Certificate of Amendment with the state of Nevada increasing its authorized shares from 75,000,000 to 700,000,000 shares of $0.001 par value common stock. None of the additional 569,889,500 shares issuable under the terms of the Share Agreement, have been issued.

MySpray creates innovative and clinically developed products for the global natural health community in the areas of immune function, mental health, and pain management and is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

MySpray is preparing to expand formulas to support clinical trials along with the licensing for research and development in the fields of mental health and the impact of treatment protocols with phytonutrients, medicinal mushrooms, and psychedelic compounds under our current “MyShrooms” brand. Also, MySpray is attempting end-to-end capabilities from substrate for growth, genetics, research, extraction, formulations, delivery, and distribution of the finished product. This could allow MySpray to maintain high-quality control and enable us to:

●	Create formulations for clinical trials.

●	Supply raw materials, standardized extracts, and medicinal compounds that are in high demand for ongoing academic research globally.

●	Provide finished products direct to consumer.

●	Offer white label manufacturing.

The Company changed its name to Soul Biotechnology Corporation on January 3, 2023.

On March 13, 2023, the sole existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the President, Chief Executive Officer, Chief Financial Officer, and as a Member of the Board of Directors of the Company. Also on March 13, 2023, Rachel Martinuik consented to the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company and Nichol Martinuik consented to act as the new President, Secretary, and a Member of the Board of Directors of the Company.

Rachel Martinuik, 47, CEO and Chair of the board of MySpray, has been part of MySpray from inception. In her previous role as Chief Operating Officer, her responsibilities included the oversight of MySpray’s resources and oversees budgetary expenditures.

Nichol Martinuik, 47, President & Founder of MySpray, has been in health sciences, traditional medicine, and the natural health industry since 1997, gaining clinical experience in pain management, disease prevention, and therapeutic health solutions.

PROPERTIES

Our mailing address is 36 Fourth Ave. N, Saskatchewan, Canada S3N 2V7. ADOB’s wholly-owned subsidiary, MySpray, has an address of Drawer 188, 36 Fourth Avenue North, Yorkton, Saskatchewan, Canada, S3N 2V7. Nichol Martinuik owns the laboratory building that MySpray occupies. He rents this facility to the Company based on a verbal, month-to-month agreement. During the years December 31, 2022 and December 31, 2021, the Company paid $19,614 and $-0- in rent, respectively. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

LEGAL PROCEEDINGS

The Company was not a party to any material legal proceedings, nor was its property the subject of any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC market “Pink Sheets” under the symbol ADOB. There has been no market price established for the shares.

Holders

There are currently 700,000,000 shares of common stock authorized and 598,545,644 shares of common stock issued and outstanding. These shares are held by the parties to the Exchange Agreement and another 45 shareholders (approximate).

Dividends

The Company has not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors.

FINANCIAL STATEMENTS

Please see the quarterly report on Form 10-Q, filed on May 15, 2023 for the Company’s Financial Statement Schedules.

Selected Financial Data

As a “smaller reporting company,” we are not required to provide this information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Results of Operations for the Three Months Ended March 31, 2023 Compared to the Three Months Ended March 31, 2022

Revenue

For the three months ended March 31, 2023, we recorded $75,413 in revenue from the sale of our products compared to $64,731 for the three months ended March 31, 2022. We are in the process of developing our strategic business plan going forward and, therefore, revenues may vary from period to period.

Cost of sales

Cost of sales was $29,127 for the three months ended March 31, 2023, compared to cost of sales of $15,305 for the three months ended March 31, 2022.

Operating expenses

Operating expenses for the three months ended March 31, 2023 were $106,149 compared to $83,546 for the three months ended March 31, 2022. The increase in operating expenses in the three months ended March 31, 2023, compared to the same period in 2022 is due to an increase in general and administrative expenses in most expense categories due to inflation.

Net income (loss)

As a result of the foregoing, we had a loss of $60,305 for the three months ended March 31, 2023 compared to a loss of $34,120 during the same three-month period ended March 31, 2022.

Liquidity and Capital Resources

We had $10,249 in cash on hand as of March 31, 2023.

Net cash used in operating activities was $32,049 for the three months ended March 31, 2023, compared to $36,304 for the three months ended March 31, 2022 The decrease in cash used in operating activities during the three months ended March 31, 2023 was primarily due to changes in operating assets and liabilities.

Net cash provided investing activities was $-0- for the period ended March 31, 2023 compared to $19,981 in net cash provided by investing activities during the period ended March 31, 2022. The decrease is attributable to the acquisition of a business net of cash acquired in the 2022 period.

Net cash provided by financing activities was $249 for the three months ended March 31, 2023, compared to $43,131 for the three months ended March 31, 2022. The decrease during the 2023 period is primarily attributable to $43,131 in proceeds from related party loans in 2022 compared to $249 in the three months ended March 31, 2022.

We believe will become cash flow positive from operations in the future, however, there can be no assurance that we will be successful. Also, there can be no assurance that related parties will continue to fund our operations or that we can obtain funding from the sale of our securities or through the issuance of debt.

Financial Impact of COVID-19

The COVID-19 pandemic has affected how we are operating our business, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain. The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. Federal, state and foreign governments have implemented measures to contain the virus, including social distancing, travel restrictions, border closures, limitations on public gatherings, work from home, and closure of non-essential businesses. To protect the health and well-being of our employees, partners, and third-party service providers, we have implemented work-from-home requirements, made substantial modifications to employee travel policies, and cancelled or shifted marketing and other corporate events to virtual-only formats for the foreseeable future. While we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, such precautionary measures could negatively affect our customer success efforts, sales and marketing efforts, delay and lengthen our sales cycles, or create operational or other challenges, any of which could harm our business and results of operations. In addition, the COVID-19 pandemic has disrupted the operations of our current enterprise customers, as well as many potential enterprise customers, and may continue to disrupt their operations, for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets, or other harm to their businesses and financial results, resulting in delayed purchasing decisions, extended payment terms, and postponed or cancelled projects, all of which could negatively impact our business and results of operations, including our revenue and cash flows.

Beginning in March 2020, the U.S., Canadian and global economies have reacted negatively in response to worldwide concerns due to the economic impacts of the COVID-19 pandemic. These factors also may adversely impact enterprise and government spending on technology as well as such customers’ ability to pay for our products and services on an ongoing basis. For example, some businesses in industries particularly impacted by the COVID-19 pandemic, such as travel, hospitality, retail, and oil and gas, have significantly cut or eliminated capital expenditures. A prolonged economic downturn could adversely affect technology spending, demand for our offerings, which could have a negative impact on our financial condition, results of operations and cash flows. Any resulting instability in the financial markets could also adversely affect the value of our common stock, our ability to refinance our indebtedness, and our access to capital.

The ultimate duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately forecasted at this time, such as the severity and transmission rate of the disease, the actions of governments, businesses and individuals in response to the pandemic, the extent and effectiveness of containment actions, the impact on economic activity and the impact of these and other factors on our employees, partners, and third-party service providers. These uncertainties may increase variability in our future results of operations and adversely impact our ability to accurately forecast changes in our business performance and financial condition in future periods. If we are not able to respond to and manage the impact of such events effectively or if global economic conditions do not improve, or deteriorate further, our business, financial condition, results of operations, and cash flows could be adversely affected.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We believe that the following critical policies affect our more significant judgments and estimates used in preparation of our consolidated financial statements.

See Note 2 to the Financial Statements for a Listing of our Critical Accounting Policies

New Accounting Pronouncements

There are no new accounting pronouncement that have a material impact on our financial statements.

Off-Balance Sheet Arrangements

None.

Item 3. Quantitative And Qualitative Disclosures About Market Risk.

We are a smaller reporting company and are not required to provide this information.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures.

Our management is responsible for establishing and maintaining a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Our disclosure controls and procedures were not effective as of March 31, 2023

Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

●	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

●

provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

●

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting based on the parameters set forth above and has concluded that as of March 31, 2023, our internal control over financial reporting was not effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with U.S. generally accepted accounting principles as a result of the following material weaknesses:

●	The Company does not have sufficient segregation of duties within accounting functions due to only having two officer and limited resources.

●	The Company does not have an independent board of directors or an audit committee.

●	The Company does not have written documentation of our internal control policies and procedures.

●	All of the Company’s financial reporting is carried out by a financial consultant.

We plan to rectify these weaknesses by implementing an independent board of directors, establishing written policies and procedures for our internal control of financial reporting, and hiring additional accounting personnel at such time as we complete a reverse merger or similar business acquisition.

Changes in Internal Control over Financial Reporting.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

A smaller reporting company is not required to provide this information.

INFORMATION REGARDING MYSPRAY

Soul Biotechnology Corp. (“ADOB” or the “Company”) is a US holding company incorporated in Nevada in October 2017, which operates through the Company’s wholly owned subsidiary MySpray Therapeutics Inc. (“MySpray”), a Saskatchewan, Canada corporation incorporated on October 2, 2012.

MySpray creates innovative and clinically developed products for the global natural health community in the areas of immune function, mental health, and pain management.

MySpray Therapeutics® Inc. is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

We are preparing to expand formulas to support clinical trials along with the licensing for research and development in the fields of mental health and the impact of treatment protocols with phytonutrients, medicinal mushrooms, and psychedelic compounds under our current “MyShrooms” brand.

We are attempting end to end capabilities from substrate for growth, genetics, research, extraction, formulations, delivery, and distribution of the finished product. This could allow MySpray to maintain high quality control and enable us to:

●	Create formulations for clinical trials.

●	Supply raw materials, standardized extracts, and medicinal compounds that are in high demand for ongoing academic research globally.

●	Provide finished products direct to consumer.

●	Offer white label manufacturing.

Trough this process, we are attempting to achieve a net zero global environmental footprint, implementing growth solutions using naturally composted substrates and by-products of manufacturing current products. MySpray is a current member of the Canadian Health Food Association (CHFA) and presently offers 5 products in the natural health marketplace, and proudly manufactures in Canada with cGMP credentials, sourced from USDA certified organic North American producers.

MySpray is clinically developing innovative and evidence-based therapeutics that can help us generate revenue through the sales of its five products to distributors, direct wholesale to pharmacies, clinics, health stores, ecommerce and traditional retailers, along with our retail online store.

Background of the Company

MySpray Therapeutics was founded in 2012 by natural health practitioner and researcher, Nichol Martinuik, with a mission of creating the most innovative and life changing products.

The first mission was to find a solution to the low absorption rates of nutrients from pills, leading to the development of Vitamin D3 and B12 oral sprays. Sublingual and buccal absorption provides a much higher absorption by the body, eliminating the gastric breakdown through digestion. With the use of a convenient spray, it ensures that your body is receiving the maximum benefits.

MyPain LiniMint was the next product to be approved by Health Canada, after many years of clinical research and development with dimethyl sulfoxide as a topical analgesic for pain management. DMSO provides tissue penetration directly to the site of pain and inflammation, with capabilities beyond any other topically applied product. Many trials were conducted with this formula to create a balanced product that minimized the odors associated with DMSO.

MyShrooms Immunity was then developed as an immune modulator and formulated with a synergistic blend of 8 medicinal mushrooms. Fungi have been revered medically for thousands of years in their abilities to increase the immune system’s recognition and defence from daily threats. MyShrooms Defence is the evolution of the original Vitamin D3 spray, and a combination of Chaga and D3. Chaga is a potent substance containing over 200 nutrients, including vitamin D and the cofactors necessary for absorption, creating a superior formula for disease prevention.

MySpray is committed to ongoing research, and the development of innovative solutions and premium health products. Nichol is a member of the Natural Health Practitioners of Canada, and the Saskatchewan Association of Doctors of Natural Medicine. MySpray Therapeutics is proudly manufactured in Canada and a proud member of the Canadian Health Food Association.

Products

MySpray offers products in a variety of delivery systems including topical, capsules, and through a highly absorbed convenient oral spray delivery system.

MyShrooms Immune-Pro

MyShrooms Immune-Pro is a clinical strength herbal medicine to activate, balance, and support a healthy immune system. It is formulated with a powerful and unique trifecta of medicinal mushrooms, ginseng, and propolis. With potent antioxidants and powerful adaptogens it increases energy and the body’s response to stress, along with related mental and physical fatigue.

MyShrooms Defence

MyShrooms Defence is a combination of chaga, often proclaimed “king of medicinal mushrooms,” and Vitamin D. Chaga is a rich source of potent antioxidants and powerful phytochemicals, such as sterols, phenols, beta-glucans, and melanin. Vitamin D, widely known as the sunshine vitamin, is an essential hormone for disease prevention, and the regulation of minerals. Combined they strengthen the body’s natural defence system, and protect against pathogens, illness and disease.

MyShrooms Immunity

MyShrooms Immunity offers the synergistic effect of 8 medicinal mushrooms, each containing complex, unique and specific compounds providing significant health benefits throughout the whole body. As an immune modulator, it helps to activate, balance and restore a healthy immune response with a comprehensive combination of the most potent medicinal mushrooms including: Reishi, Chaga, Cordyceps, Turkey Tail, Lion’s Mane, Agaricus Blazei, Shiitake, and Maitake.

MyShrooms Energy

MyShrooms Energy is a combination of Cordyceps and Vitamin B12. Cordyceps mushroom has been used for centuries for its energizing and apoptogenic properties, as well as to support oxygen uptake, stamina, endurance, libido, kidney and adrenal health. With naturally occurring B-vitamins, it is a perfect blend to include Vitamin B12 with its essential and diverse functions in the body. B12 is involved in the maintenance of the nervous system, red blood cell production, energy metabolism and the proper functioning of our brain, heart, liver, and kidneys. Combined they contribute to optimal health, well-being, performance, mood, vitality and energy.

MyPain LiniMint

MyPain LiniMint contains 80% DMSO and delivers the deepest tissue penetration available. It is 100% natural and provides unmatched pain relief from muscle strains, joint sprains, backaches & arthritis. The powerful analgesic properties easily penetrate through the skin into all tissues, reducing pain and inflammation at the source to promote the body’s natural healing process, a remarkable advantage over other topically applied products.

With approximately 11,000 studies on DMSO, research demonstrates its analgesic properties by blocking the peripheral C nerve fibers and acts as an antioxidant neutralizing the free radicals of inflammation.

MySpray generates revenue through the sales of its five products to distributors, direct wholesale to pharmacies, clinics, health stores, ecommerce and traditional retailers, along with our retail online store.

Strategic Market Analysis

MySpray’s marketing campaign will take aim at targeting consumers via 4 avenues:

(1)	Direct selling to consumers via MySpray.ca	~88% gross margin

(2)	Selling to wholesalers that in turn sell to retailers	~70% gross margin

(3)	Selling directly to retailers	~79% gross margin

(4)	Private labeling products for foreign markets	~ 65% gross margin

(5)	Market App via existing networks of Clinics,

Treatment Centers and alike.		Unknown

One of the next focuses for the Company will be exploring overseas partners due to lowered risk factors during this critical growth stage. Some of these risk reducers include but are not limited to: the payment terms (payment in full the moment it is delivered), bulk orders ($1mm+ opening orders), and guaranteed payments (via EDC). With significant inroads already completed, traction is starting to come in from large trade shows visited in China over the last several years.

In addition to the foreign markets, the more obvious focus is going to be on direct selling via online. Direct selling needs to be played cautiously and the prices need to be firmly set so that retailers are not undercut and feeling slighted by our direct selling campaigns. Immediate next steps in this area will be focusing on a social media and Google AdWord marketing campaigns. Additionally, focusing on influencers and other key market drivers that can be strategically aligned with the brand.

Lastly, MySpray wants to keep up current relationships with wholesalers/retailers and have the company better financed to be able to keep up with their consistently growing demand for the products.

Marketing Objectives

The objectives of our marketing strategy will emphasize focus on our 3 previously defined markets. In order to achieve its goal, MySpray intends to adopt the following strategies:

1. Offer a limited number of SKU’s. MySpray doesn’t want to be everything, instead really good at a few things.

2. Keep the market strategy simple and push for more overseas partners – understand their markets – allow them to market their products within their local markets with some autonomy.

3. Within North America and parts of Europe, keep the brand very consistent, simple, clean and to the point.

MySpray’s strategy is to grow the business by nurturing clients, differentiating from our competitors, particularly through solid business ethics. Alliances, collaboration and training will be conducted on a regular basis to ensure that the products are fully understood and communicated to meet customer expectation. The 4 main focuses for getting the name out and having the story properly told will be via:

●	Advertising online

●	Social media influencers and market movers

●	Consistent virtual training with our founder and the key reps in the field

●	Trade shows and events

Pricing

COGS for all liquids are within $.30 including warehousing and labeling of an average of $7.50, and production cost may vary +- 5% from batch to batch. All products are currently priced the same for convenience and ease.

Retail sales: MSRP $59.99	=	88% margin

Wholesale to retailers: $34.99	=	79% margin

Distribution co’s: $24.99	=	70% margin

In regards to the MyHealth App, our goal is to keep the base price relatively low $29.99/month, then have extras and extended availability of care for higher rates $99/month and up. For some that are dealing with more substantial trauma and/or needs, an a-la-carte style can be purchased to access the right specialists, one-on-one.

Pain Management

The growing baby-boomer population continues to drive demand of innovative and advanced pain relaxing medications around the western world. Additionally, the increasing number of hospitalization cases; unmet requirements for neuropathic pain management drugs; innovative and advanced applications of pain management therapies; increasing prevalence of various chronic diseases, such as cancer, and neurological problems; and increasing healthcare expenditure are also driving the growth of the global market. The growing numbers of mergers and acquisitions is a key trend observed in the market. Among the various therapeutic indications, the post-operative pain relief segment accounted for the largest share, and the low-back pain segment accounted for the second largest share in the global market.

Pain management drugs are mainly used to relieve discomfort associated with injury and surgeries. Moreover, pain management medications are used in the management of pain associated with neurological problems, migraine, cancer, orthopedic problems, low-back pain, rheumatoid arthritis, and fibromyalgia.

The stringent regulation for the approval of pain management drugs is restraining the growth of global market. High expenditure requirement in the manufacturing of pain management drugs and risks of side-effects associated with pain-killers are also hindering the growth of global market.

North America and Europe are the major markets, due to increasing prevalence of chronic diseases, and growing awareness about various types of chronic pain conditions in these regions. The U.S. followed by Canada, is the largest market for pain management drugs in North America. Whereas, the U.K., Germany and France are some of the major countries holding significant share in the European pain management drugs market.

The Asian market is growing with a significant rate, owing to huge pool of patients, and increasing healthcare spending in the region. In addition, the initiatives taken by various government associations to develop chronic pain rehabilitation centers, and increasing prevalence of various chronic diseases are also supporting the growth of the Asian pain management drugs market. The countries such as India, Japan and China, are the major markets in the region.

Apart from these regions, Latin America is another important market. This is due to increasing investments by drug manufacturing companies and growing demand of pain management medications in the region. Brazil holds the largest share in the Latin American pain management drugs market, due to the increasing support from government organizations for the development of chronic pain rehabilitation centers in the country.

Immune System

Fungi have long been used as herbal drugs in Traditional Chinese Medicine and the source of numerous pharmaceuticals. In today’s world with Covid, stress and over increased use of antibiotics our world has developed a weak immune system problem. Many people have long searched out natural remedies for this problem and have been hit with the same string of products – generic extracts/vitamins like ginseng, echinacea, vitamin C & D among others. Most of which work, however, given our current global immune suppression a more comprehensive immune system support product is being desired.

In the article titled “Immune Health Supplements Market Size [2020-2027]: Is Projected to Reach USD 29.40 Billion by 2027, Exhibiting a CAGR of 7.4%” posted to the Global Newswire News Room website on April 14, 2021, stated the COVID-19 pandemic is surging the demand for immune health supplements across the globe. This growth is attributable to the rising reconsideration of health and well-being by the masses. They are persistently striving to dodge any type of infectious disease by consuming immunity boosters. One of the significant challenges that may occur is the disruptions in the supply chain network – which was noted by The Nutrition Business Journal in April 2020.

Mental Health and Performance

Common mental health disorders are inadequately treated using traditional medications, many of which have low or variable efficacy, undesirable or dangerous side effects, and sometimes addictive properties. Traditional medications typically are prescribed for daily use over an extended period and take weeks or months to reduce symptoms. In addition to lowered quality of life for the individual, poor medication efficacy results in high societal costs in healthcare and lost productivity.

Psilocybin has been investigated as treatment for depression, anxiety disorders, obsessive-compulsive disorder, alcohol use disorder, and tobacco use disorder (Daniel and Haberman, 2017). The Johns Hopkins Center for Psychedelic & Consciousness Research has published more than 60 peer-reviewed studies showing therapeutic effects of psilocybin in patients suffering from addictions, anxiety, and treatment-resistant depression.

A key finding is that psilocybin, when combined with psychological therapy, appears to have curative potential rather than symptom management effects. 4 weeks after receiving 2 psilocybin-assisted psychotherapy sessions, 71% of study participants suffering from major depression had a reduction in symptoms, and 54% of individuals no longer met the criteria for depression (Davis et al., 2020). The lead author of the study noted that the magnitude of the effect was approximately four times larger than traditional antidepressants in the market. Similarly, 80% of cancer patients receiving 2 psilocybin sessions showed significant reductions in anxiety and depressed mood 6 months after treatment.

The work at the Johns Hopkins Center (2006, 2008) has also demonstrated that a single psilocybin session resulted in positive mood, attitude, and behavioural changes in healthy individuals, with lasting effects of 14 months or longer. A single psilocybin session increased well-being or life satisfaction in 64% of individuals. Psilocybin sessions have also been associated with increased emotional and brain plasticity (2020), including altered top-down control of emotions, increased overall brain connectivity, and enduring changes in the personality domain of openness (2011).

Customer Profile

MySpray customers will be in 4 forms:

1.	Private Label Partners

2.	Distributors

3.	Retailers (products and MyHealth App)

4.	End Consumer (products and MyHealth App)

MySpray has identified the 3 main target markets each with their own target customer profile. The 3 target markets are Immune Health, Pain Management and Mental Health/Performance (as previously outlined in this document). The broader targeted segments of the population for each are as follows (not an exhaustive list):

1.	Immune Health- the health-conscious baby boomer, compromised from the over sanitation resulting from Covid protocols.

2.	Pain Management- baby boomers that have lingering sports injuries and arthritis as well as Gen X and Millennials that are currenting playing sports and have aches/pains related to their respective sports.

3.	Mental Health- Millennials and Gen X that looking for the mental edge in their professional careers. Additionally, Millennials that are ever increasingly reliant on pharmaceuticals for ADHD, Depression, Anxiety among other things.

Employees

We currently have __ employees, one of whom is the officer and director. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues. The Company has an employment contract with Jean Christophe Chopin. It is attached hereto as an Exhibit.

Intellectual Property

MySpray Therapeutics® Inc. is currently the license holder of 9 Natural Product Numbers (NPN) through the Natural and Non-prescription Health Products Directorate division of Health Canada.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings, nor is our property the subject of any material legal proceeding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for the shares of common stock of MySpray.

Holders

There is one holder of the 100 Class A common shares of MySpray. The holder is the Company.

Dividends

MySpray has not previously declared or paid any dividends on its common stock and does not anticipate declaring any dividends in the foreseeable future.

Selected Financial Data

As stated above, we are not required to provide this information.

Supplementary Financial Information

Please see Schedule B, attached hereto, for MySpray’s supplementary financial information.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

A smaller reporting company is not required to provide this information.

ADDITIONAL INFORMATION

Voting Securities; Beneficial Ownership of the Company’s Common Stock

The Company’s common stock is the only class of voting equity securities that is currently outstanding and entitled to vote at a meeting of the Company’s stockholders. Each share of common stock entitles the holder thereof to one (1) vote on those matters requiring a vote of shareholders.

There are no additional present plans or intentions to enter into another merger, consolidation, acquisition or similar business transaction.

As of September 15, 2023, the Company had 598,545,644 shares of common stock outstanding. There are no preferred or convertible shares outstanding. Similarly, no Company options or warrants have been issued.

The following table sets forth, as of the date of June 30, 2023, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of July 7, 2023, through the exercise of any stock option or other right. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. As of July 7, 2023 there were 598,545,644 shares outstanding.

Name	Number of Shares of Common Stock	Percentage
David Lazar(1)	49,000,000	7.60%

102162963 SASKATCHEWAN LTD.(2)	360,000,000	60.1467%

Qatar Consulting Inc. & Company(3)	69,000,000	11.528%

Broadway Creative Consultants Corp.(4)	45,000,000	7.518%

All executives officers, directors, and beneficial ownership thereof as a group (2 people)	360,000,000	60.1467%

There are no other officers, directors or 5 % shareholders.

(1)	His mailing address is 234 E. Beech St. Long Beach, New York 11561. The shares are held by Activist Investing LLC, of which, Mr. Lazar is the managing member.
(2)	The control persons are Rachel and Nichol Martinuik, mailing address is 125 Railway Avenue East, Canora, Saskatchewan, Canada, S0A0L0.
(3)	Control person is Ismail Abdul Fattah. The mailing address is 1105, 510 6th Avenue SE, Calgary Alberta T2G 1L7.
(4)	Control Person is Bailey Fischl. The mailing address is 628-6th Street East, Saskatoon, Saskatchewan, Canada S7H1C2.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholder

MANAGEMENT

Directors and Executive Officers

Name	Age	Position(s)
Rachel Martinuik	48	CEO, Treasurer, Director
Nichol Martinuik	48	President, Secretary, Chairman of the Board of Directors

On March 13, 2023, Rachel Martinuik was appointed as the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company and Nichol Martinuik was appointed to act as the new President, Secretary, and a Member of the Board of Directors of the Company.

Rachel Martinuik, 47, CEO and Treasurer Chair of the board of MySpray, has been part of MySpray from inception in 2012. In her previous role as Chief Operating Officer, her responsibilities included the oversight of MySpray’s resources and oversees budgetary expenditures.

Nichol Martinuik, 47, President & Founder of MySpray in 2012, has been in health sciences, traditional medicine, and the natural health industry since 1997, gaining clinical experience in pain management, disease prevention, and therapeutic health solutions.

Term of Office

Our directors hold their position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

Rachel Martinuik and Nick Martinuik are married.

Audit, Nominating and Compensation Committees of the Board of Directors

Our Board of Directors, currently comprised of only one director, and does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Board of Directors, to the extent required. Our Board of Directors believes that the cost associated with such committees has not been justified under our current circumstances.

Our Board believes that its current members have sufficient knowledge and experience to fulfill the duties and obligations of an audit committee. The Board has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member’s financial sophistication.

Our Board of Directors does not currently have a policy for the qualification, identification, evaluation or consideration of board candidates and does not think that such a policy is necessary at this time, because it believes that, given the small size of our Company, a specific nominating policy would be premature and of little assistance until our operations are at a more advanced level. Currently the entire Board decides on nominees.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It intends to do so during the current fiscal year.

Communication to the Board of Directors

Holders of our common stock may send written communications to our entire board of directors, or to one or more board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to our offices in Pickering, Ontario. Communications addressed to the Board of Directors as a whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

Security holder communications not sent to the Board of Directors as a whole or to specified board members will be relayed to all then existing board members.

Meetings of the Board of Directors and Stockholders

Prior to the change of control in February 2022, the Company’s Board of Directors held no formal meetings during the years ended December 31, 2021 and 2020. The Company has not adopted any policy with regard to Board members’ attendance at annual meetings of security holders. No annual meeting of stockholders was held in 2021 or 2020, as the Company previously had elected not to conduct the same in order to conserve operating capital.

Directors’ Compensation and Consulting Agreements

The Directors of the Company are not currently compensated for their services as such. They will be reimbursed for their out of pocket disbursements and, in due course, any director not an employee of the Company will be paid directors’ fees in amount(s) to be determined for attendance and/or participation in Board Meetings. For information with respect to compensation paid by the Company and its subsidiaries, see the “Summary-- Executive Compensation Table” below.

Material U.S. Federal Income Tax Consequences of the Reverse Split: None

Vote Required: None

Dissenters’ Rights of Appraisal: The Company is a Nevada corporation and governed by the Nevada Corporations, Partnerships and Associations Law Annotated (the “Nevada Code”). Holders of the Company’s common stock do not have appraisal or dissenter’s rights under the Nevada Code in connection with the Increase.

EXECUTIVE COMPENSATION

The table below sets forth the positions and compensations for the officers and directors of the Company for the years ended December 31, 2022 and 2021.

There are no employment agreements between the Company and its officers and directors. And since the change of voting control on February 10, 2022, as well as the change in the board control, on March 13, 2023, the directors and officers have received no compensation. This policy, however, will be revised as the Company secure additional fundings.

Position	Name of Officers or Directors	Salary before tax	Bonus	All other compensation	Total
CEO, CFO, and Director (Principal Executive Officer and Principal Accounting Officer)	Rachel Martinuik	n/a	n/a	n/a	n/a
		n/a	n/a	n/a	n/a

CFO and Director	Nichol Martinuik	n/a	n/a	n/a	n/a
		n/a	n/a	n/a	n/a

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Related Party Transactions

The Company has been funded by its executive officers, and officers of its subsidiary. As of December 31, 2022, the balance due to executive officers and a former officer amounted to $227,704 in the form of interest-free demand loans compared to $142,752 during the period ended December 31, 2021. During the year ended December 31, 2022, the Company’s officers have advanced $12,821, to the Company.

Additionally, an officer of MySpray owns the laboratory building that the Company occupies. He rents this facility to MySpray based on a verbal, month-to-month agreement. MySpray pays approximately $26,000 annually in rent. The Company believes that this rent expense is reasonable and comparable to the rent that would be charged to a third party.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Company directors and executive officers and persons who own more than 10% of a registered class of the Company’s outstanding equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% members are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, namely Forms 3, 4 and/or 5. Based upon a review of the copies of such filings filed and furnished, the Company believes that all required filings have not been made.

LEGAL PROCEEDINGS

We are not aware of any legal proceeding in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E.--Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of any Company filings with the SEC are also available to the public from the SEC’s website at www.sec.gov on its EDGAR filing system. Upon written request to 125 Railway Avenue East, Canora, Saskatchewan, Canada, S0A0L0 or by calling the Company at (516) 544-2812, shareholders of the Company may request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference, including information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Schedule 14-C Information Statement to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL BIOTECHNOLOGY CORP.

Dated: September __, 2023	By:	/s/ Rachel Martinuik
Rachel Martinuik
President and CEO